Exhibit 99.1

One Dole Drive

Westlake Village, California 91362

To the Stockholders of Dole Food Company, Inc.

NOTICE IS HEREBY GIVEN that, in order to permit maximum participation in person by Dole’s directors and executive officers, Dole’s 2012 Annual Meeting of Stockholders has been postponed by three business days, and will be held on Tuesday, May 29, 2012, at 1:00 p.m. local time, at Dole World Headquarters, One Dole Drive, Westlake Village, California, instead of Thursday, May 24, 2012, as previously announced.

By Resolution of the Board of Directors,

/s/ C. Michael Carter
C. Michael Carter Executive Vice President, General Counsel and Corporate Secretary

May 9, 2012